                                                                    EXHIBIT 10.1

                       EMPLOYMENT AND SEPARATION AGREEMENT

        THIS EMPLOYMENT AND SEPARATION AGREEMENT ("Agreement") is made and entered into as of October 25, 1999, (the "Date of this Agreement") by and between Chuck Bastyr ("Employee") and dj Orthopedics, LLC ("Company").

                                    RECITALS

        A. WHEREAS, the Company and Employee wish to specify the terms of their continued employment relationship and termination of his employment;

        B. WHEREAS, the Company would like to give Employee an incentive to remain in its employ through October 25, 2000.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

                1. Ongoing Employment. Effective October 25, 1999, Employee hereby resigns his position as an Officer of the Company, Employee must execute his resignation as an Officer of the Company in the form attached hereto as Exhibit A. Effective the Date of this Agreement, Employee's title will be "Executive Consultant." The Company will employ Employee through October 25, 2000 in that role. Provided, however, that Employee must use his good faith, best efforts to perform his obligations hereunder, and that Employee's employment may be terminated as set forth in section 8. Employee's salary as of the Date of this Agreement will remain in effect through October 25, 2000, and Employee's benefits will be those ordinarily provided to employees in his current position under the terms and conditions of the applicable plans and policies.

Employee will remain eligible to participate in the management bonus program for 1999, and will be paid in accordance with the management bonus program plan rules. Employee will also be eligible to receive the stock option package based upon his satisfaction of agreed objectives and the results of Project Vista as set forth in Exhibit B. During the period from the Date of this Agreement until October 25, 2000, Employee will spend 32 to 35 hours per week on average up through the Project Vista product launch after which time Employee will spend up to 32 to 35 hours per week as required in providing services to the Company as required by the Company from time to time on Project Vista. These services shall be of similar nature and scope as those provided by the Employee to the Company immediately prior to entering into this Agreement. Employee may be required from time to time to be available during regular business hours; however, Employee will ordinarily be free to perform services at times and locations of his own choosing to allow him to pursue other consulting opportunities.

                2. Resignation. Employee hereby resigns his employment with the Company and any subsidiary or affiliate, effective October 25, 2000 (the "Resignation Date").

                3. Consulting Agreement. Following the Resignation Date, Employee will be retained to perform consulting services in accordance with the terms and conditions of the form of Consulting Agreement attached hereto as Exhibit C, provided that on October 26, 2000, Employee executes another Release in the form attached hereto as Exhibit D.

                4. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Employee's heirs, executors and administrators.

                5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                6. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

                7. Release. Employee must execute a valid release of all claims in the form attached hereto as Exhibit D (the "Release"), and must not revoke it as allowed under its terms. In the event Employee fails to execute or revokes the Release, this Agreement shall be void.

                8.      Termination.

                        a. Cause. The Company may terminate this Agreement for Cause. For purposes of this Agreement, "cause" shall mean Employee's:

                                (1)     Conviction of (or pleading nolo
contenders to) a felony involving moral turpitude, or any crime involving the Company, which results in material economic harm to the Company;

                                (2)     Engagement in the performance of his
duties hereunder or otherwise to the material and demonstrable detriment of the Company, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

                                (3)     The repeated and willful failure to
adhere to the lawful and reasonable directions of the Chief Executive Officer or his designee(s);

                                (4)     Breach of Employee's duty to maintain in
confidence the confidential trade secret information of the Company, other than inadvertent breaches;

                                (5)     Material failure to meet objectives and
milestones of Project Vista;

                                (6)     Failure to devote his good faith best
efforts to perform his assigned job duties;

                                (7)     Breach in any material respect of the
material terms and provisions of this agreement and failure to cure such breach within thirty (30) days following written notice from the Company specifying such breach;

                If the Company terminates employee for cause, (i) employee shall receive annual salary and other benefits earned and accrued under this agreement prior to the termination of employment (and reimbursement under this agreement for expenses incurred prior to the termination of employment); and (ii) employee shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder, except as otherwise provided in the plans and policies of the company.

                If the Company does not commit the budgeted levels of capital for the promotion or commercialization of the Vista Technology as set forth in the original capital request for the Vista Technology made by the Company's predecessor to Smith & Nephew, Inc.; or in the event that the Company cancels Project Vista, the Employee will not be deemed to have materially failed to meet objectives and milestones of Project Vista.

                        b. Death or Disability. If Employee dies during the term, the term shall terminate as of the date of death, and the obligations of the Company to or with respect to Employee shall terminate in their entirety upon such date except as otherwise provided under this section 8. If Employee becomes disabled for purposes of the long-term disability plan of the Company for which Employee is eligible, or, in the event that there is no such plan, if Employee by virtue of ill health or other disability is unable to perform substantially and continuously the duties assigned to him for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period, then the company shall have the right, to the extent permitted by law, to terminate the employment of Employee upon notice in writing to Employee. Upon termination of employment due to death or disability, (i) Employee (or Employee's estate or beneficiaries in the case of the death of Employee) shall be entitled to receive any annual salary and other benefits earned and accrued under this agreement prior to the date of termination (and reimbursement under this agreement for expenses incurred prior to the date of termination); and (ii) Employee (or, in the case of his death, his estate and beneficiaries) shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder, except as otherwise provided in the plans and policies of the Company.

                        c. Effect of Termination on Consulting Agreement. In the event this Agreement is terminated under the terms of this Section 8, the Consulting Agreement shall be null and void.

                9. Sole and Entire Agreement. This Agreement represents the sole and entire agreement among the Parties and supersedes all prior agreements, negotiations, and discussions between the Parties hereto and/or their respective counsel, including without limitation any employment agreement, written or oral, between the parties with respect to any subject matter, including, without limitation, that certain Retention Agreement dated as of December 14, 1998, except that this Agreement shall not supersede any agreement concerning Employee's obligations to maintain as confidential any information of the Company, nor shall it supersede the Consulting Agreement dated as of October 25, 1999, or any stock option agreement between the parties, except as expressly modified herein. Employee hereby reaffirms his obligation to maintain in confidence, and not to use for his or any other persons benefit, any confidential trade secret information of the Company, including without limitation, any business or marketing plan, financial information, customer lists or information, supplier or manufacturer arrangements, and personnel information. Any amendment to this

Agreement must be in writing, signed by duly authorized representatives of the Parties, and stating the intent of the Parties to amend this Agreement.

                10. Representation by Counsel. Because both Parties have had an opportunity to be represented by counsel and this Agreement was negotiated at arms length, the usual presumption that an agreement to be interpreted against the drafter shall not apply. The Parties further represent that they have no question with regard to the legal import of any term, word, phrase, or portion of this Agreement, or this Agreement in its entirety, and accept this Agreement as written.

                11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed a complete original.

                12. Proper Authorization. Any person signing this Agreement on behalf of another person, entity, association, or corporation represents and warrants that such person has full power and authority to do so and to bind the person, entity, association or corporation on whose behalf this Agreement is executed.

                13. No Reliance. The Parties understand and agree that they have each had an opportunity to investigate the matters being resolved hereunder, and that each party is assuming the risk that any factual or legal matter upon which they have relied may be incorrect, and that their misunderstanding, or misinterpretation of any factual or legal matter shall not be a basis for setting aside this Agreement.

                14. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflicts of laws rules.

                15. Arbitration; Waiver of Jury Trial. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, the parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement (including exhibits) and/or any dispute arising out of or relating to

Consultant's consulting relationship with the Company in any way, to private and confidential arbitration by a single neutral arbitrator through JAMS/Endispute. Subject to the terms of this paragraph, the arbitration proceedings shall be governed by the then current JAMS/Endispute rules governing employment disputes, and shall take place in San Diego County, California. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. The Parties shall share equally the arbitrator's fee and all costs of services provided by the arbitrator and arbitration organization; however, all costs of the arbitration proceeding or litigation to enforce this Agreement, including attorneys' fees and witness expenses, shall be paid as the arbitrator or court awards in accordance with applicable law. THE PARTIES ACKNOWLEDGE THAT THEY ARE HEREBY WAIVING ANY RIGHT THEY MAY HAVE TO A JURY TRIAL OR ANY CLAIM SUBJECT TO THIS SECTION 15. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement.

        WHEREOF, the Parties hereto have each executed this Agreement as of the date first above written.


                                        /s/ CHUCK BASTYR
                                        ----------------------------------------
                                        Chuck Bastyr


                                        dj Orthopedics, LLC


                                        By: /s/ LES CROSS
                                           -------------------------------------
                                        Name: Les Cross
                                             -----------------------------------
                                        Title: President & CEO
                                              ----------------------------------

                                   EXHIBIT "A"

                                   RESIGNATION

        The undersigned hereby resigns his position as an Officer of dj Orthopedics, LLC, (the "Company") effective immediately upon the effective date provided for in that certain EMPLOYMENT AND SEPARATION AGREEMENT among Chuck Bastyr ("Employee") and the Company dated as of October 25, 1999.


                                        /s/ CHARLES BASTYR
                                        ----------------------------------------
                                        Charles Bastyr

                                                        FORM OF
                                                   TIME VESTING OPTION

                                        AGREEMENT dated as of December 2, 1999,
                                        between DONJOY, L.L.C., a Delaware
                                        limited liability company (the
                                        "Company"), and CHARLES BASTYR (the
                                        "Optionee").

                The Company, acting through its Board of Managers or a Committee thereof, has granted to the Optionee, effective as of the date of this Agreement, an Option under the DonJoy, L.L.C. 1999 Option Plan to purchase Units (as defined in the Members' Agreement hereinafter defined) on the terms and subject to the conditions set forth in this Agreement.

                NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereby agree as follows:

        Section 1. DEFINITIONS.

        As used in this Agreement, the following terms have the meanings set forth below:

                "BOARD" means the Board of Managers of the Company or a Committee thereof.

                "COMPETITION EVENT" has the meaning given to such term in
Section 12(e).

                "EXERCISE NOTICE" has the meaning given to such term in Section
6.

                "FAIR VALUE PER UNIT" has the meaning ascribed thereto in the Plan.

                "FOR CAUSE" has the meaning ascribed thereto in the Plan.

                "MEMBERS' AGREEMENT" means the Members' Agreement dated as of June 30, 1999, as the same may from time to time be amended, modified or supplemented, among the Company and the other parties named therein, the terms and provisions of which the Optionee has agreed to accept in full and be bound by as of the date hereof.

                "OPERATING AGREEMENT" means the Second Amended and Restated Operating Agreement dated as of July 30, 1999, as the same may from time to time be amended, modified or supplemented, among the Company and the persons listed on Schedule I thereto, the terms and provisions of which the Optionee has agreed to accept in full and be bound by as of the date hereof.

                "OPTION" has the meaning given to such term in Section 3.

                "OPTION TERM" has the meaning given to such term in Section 4.

                "PLAN" means the DonJoy, L.L.C. 1999 Option Plan of the Company, as amended from time to time.

                "REPURCHASE EVENT" means (i) a Termination of Employment which arises as a result of a termination For Cause, (ii) a Competition Event or (iii) the death of the Optionee.

                "TERMINATION OF EMPLOYMENT" means the termination of Optionee's employment from or consulting relationship with dj Orthopedics, LLC.

                "TRANSFER" means, with respect to any Option Units or Options, to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of (including, without limitation, any pledge or hypothecation), such Option Units or Options, either voluntarily or involuntarily and with or without consideration.

                "VESTED UNITS" means the Units with respect to which the Option is exercisable at any particular time.

                "VISTA PROJECT SALES" has the meaning set forth in Section 5(b).

                "VISTA TECHNOLOGY" means the technology licensed to and developed by dj Orthopedics, LLC pursuant to the License Agreement, dated as of August 7, 1998, between IZEX Technologies and Smith & Nephew, Inc. (BASS Division).

                Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Members' Agreement or the Plan.

        Section 2. THE PLAN.

                The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained without cost from the Company by the Optionee upon request.

        Section 3. OPTION; OPTION PRICE.

                On the terms and subject to the conditions of this Agreement, the Optionee shall have the option (the "Option") to purchase up to 1000 Units (the "Option Units") at the price of $100.00 per Unit (the "Option Price").

        Section 4. TERM.

                The term of the Option (the "Option Term") shall commence on the date hereof and expire on the fifteenth anniversary of the date hereof, unless the Option shall theretofore have been terminated in accordance with the terms of the Plan or this Agreement. The Option and the Option Term shall terminate upon the earlier to occur of (i) 90 days after a Termination of Employment For Cause and (ii) 90 days after the final date on which Option Units can become Vested Units pursuant to Section 5.

        Section 5. TIME OF EXERCISE.

                (a) Unless accelerated in the sole discretion of the Committee or as otherwise provided in Section 5(b), the Option shall become exercisable in accordance with the provisions of this Section 5.

                (b) On June 30 of each of 2000 and 2001 (each a "Measurement Date"), the Option shall immediately become exercisable as to 25% of the aggregate number of Option Units stated in Section 3 on such Measurement Date, if the gross sales price received by dj Orthopedics, LLC of products incorporating the Vista Technology (the "Vista Project Sales") equal or exceeds the following sales targets of the Vista Project Sales calculating the gross dollar amount of such sales through and including the applicable Measurement Date (the "Vista Project Sales Targets"):

               --------------------------------------------------
                      Measurement Date           Vista Project
                                                 Sales Target
               --------------------------------------------------
               June 30, 2000                      $
               --------------------------------------------------
               June 30, 2001                      $
               --------------------------------------------------

                (c) If (i) the Vista Project Sales Target is not achieved (a "Missed Vista Sales Project Target") on the first Measurement Date (a "Missed Measurement Date") and (ii) the Vista Project Sales Target on the second Measurement Date is achieved, the Missed Vista Project Sales Target will be deemed to have been met and the Options for such Missed Vista Project Sales Target shall become Vested Units as of the Missed Measurement Date.

                (d) If the Vista Project Sales Target is met on each Measurement Date by virtue of achieving the Vista Project Sales Target pursuant to Section 5(b) or 5(c), then the remaining 50% of the aggregate number of Option Units stated in Section 3 shall become Vested Units in two equal installments on June 30 of each of 2002 and 2003. Options that have not become Vested Units as of June 30, 2003 will no longer be subject to vesting under this Section.

                (e) The Option shall remain exercisable as to all Vested Units until the expiration of the Option Term.

                (f) Anything contained in Section 5(b) to the contrary notwithstanding, in the event that (i) the Company or dj Orthopedics, LLC decides not to continue promotion or commercialization of the Vista Technology and such decision shall be a business decision unrelated to the Optionee or (ii) the Company or dj Orthopedics, LLC does not commit the budgeted levels of capital for the promotion or commercialization of the Vista Technology as set forth in the original capital request for the Vista Technology made by the Company's predecessor to Smith & Nephew, Inc., the Options shall become Vested Units as to 25% of the aggregate number of Option Units stated in Section 3, on June 30 of each of 2000, 2001, 2002 and 2003.

                (g) Subject to the terms of this Section 5, on December 31, 2007, the Option shall become exercisable as to 100% of the Option Units if the Optionee is, at such time, an employee or consultant of the Company or any Subsidiary thereof.


        Section 6. PROCEDURE FOR EXERCISE.

                (a) The Option may be exercised with respect to Vested Units, from time to time, in whole or in part (but for the purchase of whole Units only), by delivery of a written notice (the "Exercise Notice") from the Optionee to the Secretary of the Company, which Exercise Notice shall:

                        (i) state that the Optionee elects to exercise the Option;

                        (ii) state the number of Vested Units with respect to which the Optionee is exercising the Option;

                        (iii) include any representations of the Optionee required under Section 8;

                        (iv) include appropriate proof of the right of such Person to exercise the Option in the event that the Option shall be exercised by any Person other than the Optionee pursuant to
                Section 10(b) of the Plan;

                        (v) state the date upon which the Optionee desires to consummate the purchase of such Vested Units (which date must be prior to the termination of the Option); and

                        (vi) comply with such further provisions consistent with the Plan as the Committee may reasonably require.

                (b) Payment of the Option Price for the Vested Units to be purchased on the exercise of the Option shall be tendered with the Exercise Notice, at the election of the Optionee (i) in cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the Units with respect to which the Option is being exercised or (ii) upon the surrender of Units or option to buy Units, in each case with such Units or Options to buy Units, as the case may be, valued at the Fair Value per Unit thereof as determined by the Committee administering the Plan and as otherwise provided in Section 8 of the Plan.

                (c) The Company shall be entitled to require as a condition of delivery of the Vested Units that the Optionee remit or, in appropriate cases, agree to remit when due an amount in cash sufficient to satisfy all current or estimated future federal, state, provincial, and local income tax withholding and the employee's portion of any employment taxes relating thereto.

        Section 7. NO RIGHTS AS A HOLDER OF UNITS.

                The Optionee shall not have any rights or privileges of a holder of Units with respect to any Option until the date of payment for such Units pursuant to the exercise of the Option.

        Section 8. ADDITIONAL PROVISIONS RELATED TO EXERCISE.

                In the event of the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, relating to the Option, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option and any Vested Units purchased hereunder are being acquired for investment only and not with a view to the distribution thereof, and the Optionee shall provide the Company with such further representations and warranties as the Board may require in order to ensure compliance with applicable federal and state securities, "blue sky" and other laws. No Vested Units shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction. Each of the Company and the Optionee shall use reasonable efforts to comply with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction in connection with the exercise of the Option.

        Section 9. RESTRICTION ON TRANSFER OF OPTIONS.

                The Option may not be Transferred by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 7(b) of the Plan, by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

        Section 10. MEMBERS' AGREEMENT AND OPERATING AGREEMENT.

                The Optionee acknowledges that all Units purchased hereunder shall be subject to the provisions of the Members' Agreement applicable to a "Management Member" (as defined therein) and the Operating Agreement in addition to the provisions of this Agreement and the Plan. The Optionee shall, as a condition to the issuance of any Option Unit, execute a joinder to the Members' Agreement and shall become bound by the terms and provisions thereof with respect to the Option Units.

        Section 11. RESTRICTIVE LEGEND.

                All certificates representing Units issued upon exercise of the Option shall, unless otherwise determined by the Committee, have affixed thereto a legend substantially in the following form, in addition to any other legend required by the Members' Agreement:

                "THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH UNITS HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE UNITS UNDER THE ACT OR AN OPINION OF COUNSEL TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED."

        Section 12. RIGHT TO REPURCHASE OPTION UNITS.

                (a) In the event of a Repurchase Event, the Company or its designee shall have the right (but not the obligation) to repurchase from the Optionee and any transferee thereof all of the Options or Option Units owned by them.

                (b) The repurchase right of the Company or its designee under this Section 12 may be exercised by written notice (a "Repurchase Notice"), specifying the number of Option Units to be repurchased, and given to the Optionee within 90 days of the Repurchase Event or, in the event the Repurchase Notice states an intention to purchase Options, within 90 days of the date upon which the Optionee either exercises or fails to exercise such Options pursuant to the terms of this Agreement (or, if the Company shall not have assigned its rights under this Section 12 and shall be legally prevented from making such repurchase during such 90-day period, then such Repurchase Notice may be delivered by the Company within 90 days after the date on which it shall be legally permitted to make such repurchase). Upon the delivery of a Repurchase Notice to the Optionee, the Optionee shall be obligated to sell or cause to be sold to the Company or its designee the Option Units specified in such Repurchase Notice.

                (c) The price per Option Unit to be paid under this Section 12 shall be determined as follows:

                        (i) if the Repurchase Event was triggered by (A) a Termination of Employment which arose out of a termination For Cause or (B) a Competition Event, then, the repurchase price shall be the lesser of (A) the price paid by the Optionee for the Option Units repurchased and (B) the Fair Value per Unit (net of the exercise price, in the case of Units consisting of options that have vested and are exercisable in accordance with the terms of the option agreement pursuant to which such options were granted);

                        (ii) if the Repurchase Event was triggered by the death of the Optionee, then, the repurchase price shall be the greater of (A) the price paid by the Optionee for the Option Units repurchased and (B) the Fair Value per Unit as of the Termination Option Units (net of the exercise price, in the case of consisting of options that have vested in accordance with the terms of the option agreement pursuant to which such options were granted); and

                        (iii)   the repurchase price to be paid under this
                Section 12 shall be paid by delivery of a subordinated promissory note (which shall be subordinated to all outstanding indebtedness of the Company) in a form reasonably acceptable to the Company, which note (x) shall have a three year term, with 10% of the principal being paid on the first and second anniversaries of the date thereof and the balance being paid on the third anniversary, (y) shall bear interest at a fluctuating rate per annum announced by The Chase Manhattan Bank, N.A. from time to time as its prime rate and (z) shall otherwise contain such terms and provisions as may be required by the Company's lenders.

                (d)     Repurchases of Option Units under the terms of this
Section 12 shall be made at the offices of the Company or its designee on a mutually satisfactory business day within 30 days after the final determination of the repurchase price as described above. Delivery of certificates or other instruments evidencing such Option Units duly endorsed for transfer and free and clear of all liens, claims and other encumbrances (other than those encumbrances hereunder) shall be made on such date against payment of the purchase price therefor or delivery of the promissory note, as the case may be.

                (e) The Optionee hereby acknowledges and recognizes that due to his relationship with the Company he will be privy to trade secrets and confidential proprietary information about the management, policies and finances of the Company which are critical to the Company's business. Accordingly, upon the occurrence of a Termination of Employment and in consideration of the Option granted hereunder, the Optionee agrees that, until the second anniversary of the date of such termination, he will not (i) directly or indirectly engage in, represent in any way, or be connected with, any business or activity which employs the Vista Technology (such business or activity being hereinafter called a "Competing Business"), directly competing with the Company's business, within any jurisdiction in which the Company transacts business, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i), (iii) induce the Company's customers to change or alter in any manner their business dealings with the Company or (iv) induce other employees of the Company or any subsidiary thereof to terminate their employment with the Company or any subsidiary thereof, or engage in any Competing Business (each of (i)-(iv), a "Competition Event"). The Optionee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received sufficient consideration and other benefits as a holder of an equity interest in the Company and understands that the purchase price for his Option Units under this Section 12 reflects the goodwill of the Company and that such benefits clearly justify these restrictions which, in any event (given his education, skills and ability), he does not believe would prevent him from earning a living.

                (f) Upon any Termination of Employment, all certificates evidencing Option Units held by the Optionee or any transferee thereof shall be delivered to the Company to be held in escrow as provided in this Section 12(f). If such certificates are not so delivered by Optionee or any transferee thereof to the Company within thirty (30) days after such Termination of Employment, the Company shall have the right and option, exercisable in the manner provided in
Section 12(b) above, to purchase all Option Units held by the Optionee or any transferee thereof at a cash price equal to the cost paid by the Optionee to purchase such Option Units . The Option Units represented by such certificates shall be held in escrow for a period of two years following any such Termination of Employment. If the Optionee at any time breaches the provisions of Section 12(e), the Company shall have the right and option, exercisable in the manner provided in Section 12(b) above, to purchase all such Option Units at a cash price equal to the cost paid by the Optionee to purchase such Option Units. Upon the completion of such two year period, and provided that no such breach of
Section 12(e) shall have occurred, such Option Units shall be released from such escrow to the Optionee and shall not otherwise be subject to the provisions of this Section 12. Any purchase of Option Units under this Section 12(f) shall be made in accordance with Section 12(b).

        Section 13. OPTIONEE'S EMPLOYMENT.

                Nothing in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or its Affiliates or equity holders, as the case may be, to terminate the Optionee's or his affiliates' employment or to increase or decrease the Optionee's or his affiliates' compensation at any time.

        Section 14. NOTICES.

                All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                (a)     if to the Company, to it at:

                        DonJoy, L.L.C.
                        c/o Chase DJ Partners, LLC
                        c/o Chase Capital Partners
                        380 Madison Avenue
                        New York, NY  10017
                        Attention:  Damion Wicker, M.D.
                                    John Daileader
                        Telecopier:  (212) 622-3101;

                        with a copy to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attention:  John J. Suydam, Esq.
                        Telecopier: (212) 728-5950;

                (b)     if to the Optionee:

                        c/o DJ Orthopedics, LLC
                        2985 Scott Street
                        Vista, CA  92083;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

        Section 15. WAIVER OF BREACH.

                The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

        Section 16. OPTIONEE'S UNDERTAKING.

                The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

        Section 17. MODIFICATION OF RIGHTS.

                The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

        Section 18. GOVERNING LAW.

                This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        Section 19. COUNTERPARTS.

                This Agreement may be executed in separate counterparts, and each such counterpart shall be deemed to be an original, but both such counterparts together shall constitute but one agreement.

        Section 20. ENTIRE AGREEMENT; 1999 OPTION PLAN.

                This Agreement, the Plan, the Members' Agreement and the Operating Agreement (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

        Section 21. SEVERABILITY.

                In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                IN WITNESS WHEREOF, the parties hereto have executed this Time Vesting Option Agreement as of the date first written above.


                                        DONJOY, L.L.C.


                                        By: /s/ LES CROSS
                                           -------------------------------------
                                           Name:  Les Cross
                                           Title: President and
                                                  Chief Executive Officer


                                        /s/ CHARLES BASTYR
                                        ----------------------------------------
                                        Charles Bastyr

                                   EXHIBIT "C"

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of October 25, 1999 between dj Orthopedics, LLC (the "Company") and Chuck Bastyr the ("Consultant").

                                    RECITALS

WHEREAS, The Company desires to retain the services of the Consultant and the Consultant desires to provide consulting services to the Company, upon the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the Company and the Consultant hereby agree as follows:

        1.      Retention as Consultant.

                a. Subject to the terms and conditions contained in this Agreement, the Company hereby retains the Consultant as a consultant, and the Consultant hereby agrees to render consulting services to the Company beginning on October 26, 2000 and ending on April 26, 2001 (the "Term"). During the term of this Agreement, the Consultant shall perform consulting services that are to be mutually agreed to and consistent with areas of past services rendered provided however, that if the Consultant and the Company cannot mutually agree on services this Agreement is deemed to be null and void in its entirety. During the term of this Agreement the Consultant shall perform such services as directed by the Chief Executive Officer of the Company or his designee who shall be not less than a Vice President of the Company. The Consultant will provide and be paid for a minimum of 75 hours per month during the Term, and shall be available to consult from time to time in person or by telephone, at reasonable hours with the Company's officers or employees with respect to such business matters.

                b. The Consultant is not and shall not be an employee of the Company but is and shall be an independent contractor who, subject to the terms hereof, shall have sole control of the manner and means of performing his obligations under this Agreement. The Consultant shall not have, nor shall the Consultant claim, suggest or imply that the Consultant has, any right, power or authority to enter into any contract or obligation on behalf of, or binding upon, the Company or any of its representatives. The Consultant may engage in other activities as an employee of or consultant to other parties, which do not prohibit or impair the performance of the Consultant's obligations under the Agreement.

                c. The Consultant shall pay, when and as due, any and all taxes as a result of the Consultant's receipt of the remuneration described in
Section 2 of this Agreement, including estimated taxes.

                d. In order for this Agreement to become effective, on October 26, 2000, Consultant must execute, and not revoke, a release in the form attached to the October 25, 1999 Employment and Separation Agreement as Exhibit
D. In the event Consultant fails to execute such release at such time, this Agreement shall be null and void in its entirety.

        2. Compensation. The Company shall pay to the Consultant $200 per hour, for a minimum of 75 hours per month during the Term, for services rendered. All hours worked are to be submitted to the Chief Financial Officer of the Company, or such other person as designated by the Chief Financial Officer of the Company from time to time, on an invoice itemizing the hours worked each month and services rendered. The Consultant shall also be reimbursed for any out-of-pocket expenses incurred by him in performance of his duties hereunder, provided that they are approved in advance in writing. Reimbursement for such expenses shall be made within fifteen (15) days of Consultant's submission of receipts or other appropriate evidence of the amount and nature of such expenses. The Consultant shall not receive any other compensation or benefits from the Company except as may be otherwise approved in writing by the Company.


        3.      Proprietary Information; Confidentiality; Inventions.

                a. During the term of this Agreement or any time therefore, the Consultant shall not, either directly or indirectly, use (other than in the performance of the Services) or disclose to any third person any Confidential Information (as defined in subsection (b) below). The Consultant further agrees not to make copies on any Confidential Information, except as may be expressly authorized by the Company. All documents and material pertaining to the Company or the Services made by the Consultant or that come into the possession of the Consultant during the term of this Agreement are and shall remain the property of the Company. Upon termination of this Agreement for any reason, or upon earlier request of the Company, the consultant shall deliver to the Company all such documents and materials in the Consultant's possession or control, in addition to all forms of Confidential Information, and the Consultant shall not allow a third party to take any of the foregoing.

                b. For the purposes of this Agreement, "Confidential Information" shall mean any trade secrets or other information relating to the business of the Company or its affiliates, or of any customer or supplier of the Company or its affiliates, that have not been previously publicly released by duly authorized representatives of the Company including, without limitation, trade secrets, processes, ideas, inventions, improvements, formulae, know-how, negative know-how, techniques, drawings, designs, original writings, plans, proposals, marketing and sales plans, financial information, cost or pricing information, customer or suppliers lists, specifications, promotional ideas, and all other concepts or ideas related to the present or potential business of the Company or its affiliates which the company is actively considering during the Term of this Consulting Agreement.

                c. Consultant's obligations under this section 3 shall survive the termination or expiration of this Agreement.

        4. Entire Agreement. The Agreement constitutes the whole agreement of the parties in reference to any of the matters or things provided for in this Agreement or discussed above and supersedes all prior agreements, promises, representations and understandings. However, this agreement shall not modify or supersede in any way the Employment and Separation Agreement entered into on October 25, 1999 or the

Mutual General Release entered into on October 25, 1999, or any agreement restricting the use or disclosure of confidential trade secret information, inventions or engaging in competition in any similar technology to the Vista System or engaging in competition with the Company with respect to products or designs as to which the Consultant is providing services to the Company. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


        5. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (and not the laws of conflicts) of the State of California.


        6. Amendment and Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed, extended or waived only by a written instrument executed by the parties to this Agreement or, in the case of a waiver by the party waiving compliance. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this agreement.

        7. Notices. All notices, requests or consent required or permitted under this Agreement shall be in writing and shall be given to the other party by personal delivery, overnight air courier (with receipt signature or facsimile transmission (with "answerback" confirmation of transmission), sent to such party's address or telecopy number as is set forth below such party's signature hereto. Each such notice, request or consent shall be deemed effective upon receipt.

        8. Attorneys' Fees. In the event that either party seeks to enforce its right under this Agreement, the prevailing party shall be entitled to recover reasonable fees (including attorneys' fees), costs and other expenses incurred in connection therewith, including the fees, costs and expenses of appeals.

        9. Headings. The headings of the sections of this Agreement have been inserted for convenience and reference only and do not constitute a part of this Agreement.

        10. Arbitration; Waiver of Jury Trial. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, the parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement (including exhibits) and/or any dispute arising out of or relating to Consultant's consulting relationship with the Company in any way, to private and confidential arbitration by a single neutral arbitrator through JAMS/Endispute. Subject to the terms of this paragraph, the arbitration proceedings shall be governed by the then current JAMS/Endispute rules governing employment disputes, and shall take place in San Diego County, California. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. The Parties shall share equally the arbitrator's fee and all costs of services provided by the arbitrator and arbitration organization; however, all costs of the arbitration proceeding or litigation to enforce this Agreement, including attorneys' fees and witness expenses, shall be paid as the arbitrator or court awards in accordance with applicable law. THE PARTIES ACKNOWLEDGE THAT THEY ARE HEREBY WAIVING ANY RIGHT THEY MAY HAVE TO A JURY TRIAL OR ANY CLAIM SUBJECT TO THIS SECTION 10. Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                dj Orthopedics:         dj Orthopedics, LLC


                                        By: /s/ LES CROSS
                                           -------------------------------------

                                        Its: President & CEO
                                            ------------------------------------

                                        Date: 11/5/99
                                             -----------------------------------

                                        Address for Notices:
                                        2985 Scott Street
                                        Vista, CA 92083-8339
                                        (760) 727-1280
                                        Attention:

                CONSULTANT:             /s/ CHUCK BASTYR
                                        ----------------------------------------
                                        Signature

                                        Chuck Bastyr
                                        ----------------------------------------
                                        Print Name

                                        Date: 11/5/99
                                             -----------------------------------


                                        Address for Notices:

                                                              12911 Via Grimaldi
                                                              Del Mar, CA 92014

                                   EXHIBIT "D"

                             MUTUAL GENERAL RELEASE

                For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, Chuck Bastyr ("Employee"), and dj Orthopedics, LLC. ("Company") (collectively the "Parties") do hereby release and forever discharge the "Releasees" herein, consisting of each other and each of their respective parents, subsidiaries, and affiliates, and each of their respective associates, owners, stockholders, predecessors, successors, heirs, assigns, employees, agents, directors, officers, partners, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which they now have or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Employee's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Federal Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment and Housing Act. This Release shall also not apply to Employee's right to retirement and/or employee welfare benefits that have vested and accrued prior to his separation from employment with the Company; Employee's rights to indemnification under Section 2802 of the California Labor Code; or the Parties' rights under the Employment and Separation Agreement and the Consulting Agreement executed concurrently herewith.

                EMPLOYEE AND THE COMPANY ACKNOWLEDGE THAT HE AND IT ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS
FOLLOWS:

                "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EMPLOYEE AND THE COMPANY BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE AND/OR IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims that Employee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621, et seq. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

                (a) That this paragraph and this Agreement are written in a manner calculated to be understood by Employee.

                (b) The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the date on which Employee signs this Agreement.

                (c) This Agreement provides for consideration in addition to anything of value to which Employee is already entitled.

                (d) Employee is advised to consult an attorney before signing this Agreement.

                (e) Employee is granted twenty-one (21) days after Employee is presented with this Agreement to decide whether or not to sign this Agreement. If Employee executes this Agreement prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney.

                (f) Employee will have the right to revoke the waiver and release of claims under the ADEA within seven (7) days of signing this Release. In the event this Release is revoked, the Release and the Agreement executed concurrently herewith will be null and void in their entirety.

                Manner of Revocation. In the event that Employee elects to revoke this Mutual General Release, he shall deliver within the time period prescribed above to the Company's President and Chief Executive Officer, a writing stating that he is revoking this Mutual General Release and subscribed by the Employee.

                Consequences of Revocation. In the event that Employee should elect to revoke this Mutual General Release as described in the paragraph above, this Mutual General Release shall be null and void in its entirety, and that certain Employment and Separation Agreement and Consulting Agreement executed concurrently with this Mutual General Release shall also be null and void in its entirety.

                The Parties represent and warrant to the Releasees that there has been no assignment or other transfer of any interest in any Claim that the Parties may have against the Releasees, or any of them. The Company agrees to indemnify and hold the Releasees released by it harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under any such assignment or transfer from the Company. Employee agrees to indemnify and hold harmless the Releasees released by him from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting such assignment or transfer of any right or claims under any such assignment or transfer from Employee.

                Each of the Parties agrees that if he or it hereafter commences, joins in, or in any manner seek relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then the party asserting such claim(s) will pay to the Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim.

                The Parties further understand and agree that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.


                           /s/ CHUCK BASTYR                      11/5/99
                           -----------------------------------   ---------------
                           Chuck Bastyr                          Date


                           dj Orthopedics, LLC



                           /s/ LES CROSS                         11/5/99
                           -----------------------------------   ---------------
                           By Les Cross                          Date
                           Its: President & CEO